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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [X] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             St. Paul Bancorp Inc.
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                (Name of Registrant as Specified in Its Charter)

                             St. Paul Bancorp Inc.
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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

ST. PAUL FEDERAL BANK LOGO

                                                        April 21, 1999


To Fellow Employees:

As employees and fellow shareholders, most of you have received your annual report and proxy statement. Like stockholders at many other companies, St. Paul's shareholders are being asked to evaluate a proposal submitted by one of its investors. In fact, you may have received a letter from Harry V. Keefe, a New York based hedge fund manager, that outlines his proposal. You should remember that this is a non-binding proposal.

MANAGEMENT'S FORMAL RESPONSE TO THE PROPOSAL CAN BE FOUND AT THE BOTTOM OF PAGE 23 OF THE PROXY STATEMENT. AS YOU WILL SEE THERE, MANAGEMENT AND THE BOARD OF DIRECTORS ARE OPPOSED TO MR. KEEFE'S PROPOSAL.

THE MANAGEMENT AND THE EMPLOYEES OF ST. PAUL HAVE A LONG AND SUCCESSFUL RECORD OF DELIVERING VALUE TO SHAREHOLDERS. ST. PAUL'S TOTAL RETURN SINCE WE WENT PUBLIC IS MORE THAN 200% GREATER THAN THE S&P 500 OVER THE SAME TIME FRAME. WE INTEND TO CONTINUE TO DELIVER SUPERIOR, LONG-TERM RETURNS TO OUR SHAREHOLDERS.

THE BOARD OF DIRECTORS AND I REGULARLY CONSIDER ALTERNATIVES THAT WILL FURTHER ENHANCE SHAREHOLDER VALUE, BUT KEEFE'S "FIRE SALE" APPROACH IS NOT IN THE BEST LONG-TERM INTEREST OF EMPLOYEES OR SHAREHOLDERS.

IN CONTRAST, KEEFE IS PURSUING A SHORT-TERM AGENDA WITHOUT REGARD TO THE LONG-TERM INTERESTS OF THE COMPANY OR OTHER SHAREHOLDERS.

WE ARE CONFIDENT THAT OUR STRATEGIC PLAN WILL BUILD ON OUR MANY STRENGTHS AND LEAD TO EVEN GREATER SUCCESS IN THE FUTURE. THE TWO ACQUISITIONS AND NUMEROUS OTHER INITIATIVES OVER THE LAST YEAR OR SO HAVE IMPROVED OUR ABILITY TO COMPETE AND RESPOND TO THE CHANGES IN THE CHICAGO BANKING MARKET.

I realize that a non-binding shareholder proposal such as Keefe's can be very distracting. I URGE YOU, THOUGH, TO REMAIN FOCUSED ON YOUR JOBS. The employees are doing a great job under difficult circumstances - I commend you for your efforts and urge you to keep up the good work.

I suspect that you will hear more about the shareholder proposal over the next several weeks. I will make every effort to keep you informed throughout the process. If you have any questions or comments, please feel free to contact me or Pat Agnew. Thanks again for your hard work and your commitment to St. Paul. I look to the future, as should you, with confidence.

                                             With Best Regards,

                                             /s/ Joseph C. Scully
                                             ---------------------------